EXHIBIT - 99.2






                            Waterford Gaming, L.L.C.
                       and Waterford Gaming Finance Corp.

                    Proposed Private Offering of Senior Notes

Waterford, CT (September 21, 2007) - Waterford Gaming, L.L.C. and Waterford Gaming Finance Corp. (the "Issuers") today announced that they intend to offer, subject to market conditions, $128,500,000 aggregate principal amount of Senior Notes due 2014. The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in off shore transactions in accordance with Regulation S under the Securities Act of 1933.

The securities to be offered have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.